SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: February 19, 2002

(Date of earliest event reported)

LCA-Vision Inc.

(Exact name of Registrant as specified in its Charter)

Delaware (State or other jurisdiction of incorporation)	0-27610 (Commission File No.)	11-2882328 (IRS Employer Identification Number)

7840 Montgomery Road, Cincinnati, Ohio	45236
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (513) 792-9292

N/A

(Former name or former address, if changed since last report)

Item 5. Other Events

LCA-Vision Inc. issued a press release reporting financial results for the three months and year ended December 31, 2001.

Item 7. Financial Statements and Exhibits

(a) Exhibits

99.1 Press Release dated February 19, 2002

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LCA-VISION INC.

Date: February 21, 2002	By: /s/Alan H. Buckey Alan H. Buckey Executive Vice President, Chief Financial Officer and Treasurer

Exhibit 99.1

Company Contacts:	Investor Relations Contacts:
LCA-Vision, Inc.	Lippert/Heilshorn & Associates, Inc.
Stephen N. Joffe, Chairman and CEO	Bruce Voss (bvoss@lhai.com)
Alan H. Buckey, CFO	(310) 691-7100
(513) 792-9292	Kim Sutton Golodetz (kgolodetz@lhai.com)
www.lasikplus.com	(212) 838-3777
www.lhai.com

FOR IMMEDIATE RELEASE

LCA-VISION REPORTS FOURTH QUARTER AND YEAR-END FINANCIAL RESULTS

Laser Vision Correction Revenue Grows 8% Year-Over-Year

Fourth Quarter Developments Augur Well for Growth for 2002 First Quarter and Beyond

CINCINNATI (February 19 , 2002) - LCA-Vision Inc. (NASDAQ NM: LCAV), a leading provider of value-priced laser vision correction services across the U.S., today reported financial results for the three months and year ended December 31, 2001.

Laser vision correction revenues for the fourth quarter of 2001 were $10,874,000, compared with $14,396,000 in the fourth quarter of 2000, and for the full year 2001 increased 8% to $68,025,000, compared with $63,141,000 for the full year 2000.

Fourth quarter 2001 average price realization per procedure was declined to $1,020 and the contribution margin was 80.5% compared with an average price realization per procedure of $996 and a contribution margin of 81.0% in the third quarter of 2001, and an average price realization per procedure of $877 and a contribution margin of 78.7% during the fourth quarter of 2000. Contribution margin is calculated by deducting medical, professional and license fees from laser refractive surgery revenues.

LCA-Vision posted a net loss for the 2001 fourth quarter of $4,635,000, or $0.10 per share on 46,045,000 shares outstanding, compared with a 2001 third quarter net loss before special charges of $3,675,000, or $0.08 per share on 46,472,000 shares outstanding. A year ago, LCA-Vision reported a fourth quarter net loss of $1,559,000, or $0.03 per diluted share on 49,123,000 shares outstanding.

The net loss for the 12 months ended December 31, 2001, excluding a non-cash valuation reserve and special charges, was $6,256,000, or $0.13 per share on 46,562,000 shares outstanding, compared with a net loss of $2,366,000, or $0.05 per share on 50,951,000 shares for the full year 2000. Including special charges, the Company reported a 2001 net loss $23,375,000, or $0.50 per share.

"The new year is off to a strong start thanks to the Company's restructuring in the second half of 2001 that has set the tone for improvements in the first quarter of 2002 and beyond," said Stephen Joffe, LCA-Vision's Chairman and CEO. "In the fourth quarter of 2001, annualized cost savings from the Company's restructuring program were $9,856,000. We remain confident that LCA-Vision will be operating cash flow positive for the first quarter of 2002. For the full year 2002, we continue to expect the Company to return to profitability by remaining at breakeven or better in the first half of 2002, and growing with the strengthening economy in the second half of the year."

-continued-

Joffe also discussed the Company's recent share repurchase and the current balance sheet. He said, "In first quarter of 2002, all 6,531,526 recently registered shares of LCA-Vision common stock previously held by Summit Autonomous Inc., a subsidiary of ALCON Holdings Inc., were acquired at a price of 75 cents per share. The transaction was split equally between the Company share repurchase program and members of LCA-Vision's senior management and Board of Directors. The Company financed none of the shares acquired by LCA-Vision management and directors."

The share buyback program authorized by the Company's Board of Directors in June 2000 was completed January 10, 2001. Five million shares were repurchased at an average price of $2.08 per share. In December 2000, the Board of Directors authorized a repurchase of an additional five million shares of common stock. Of that authorization, the Company has repurchased 4,457,883 shares at an average price of $1.13 per share through January 31, 2002.

LCA-Vision has scheduled an investor conference call regarding this announcement to be held today beginning at 10:30 a.m. Eastern Time. Individual investors are invited to listen to the conference call over the Internet, by going to the "Investors" section of the Company's Website at www.LasikPlus.com. A replay will begin shortly after the call has ended and will be available for 30 days.

LCA-Vision owns and operates 31 LasikPlus laser vision correction facilities in the U.S., plus two centers in Canada and a joint venture in Europe.

For additional information, please visit the Company's Website at at www.LasikPlus.com.

This news release contains forward-looking statements that are subject to risks and uncertainties including, but not limited to, the impact of competition, pricing, procedure demand, marketplace acceptance, patient outcomes, different healing results, unforeseen fluctuations in operating results, general economic conditions, and other risks detailed from time to time in the company's filings with the Securities and Exchange Commission.

[Tables to follow]

LCA-Vision Inc.
Condensed Consolidated Statements of Operations
for the Three and Twelve Months Ended December 31, 2001 and 2000
(Unaudited)

	Dollars in thousands except per share data
	Three months ended		Twelve months ended
	December 31,		December 31,
	2001	2000	2001	2000
Revenues
Laser refractive surgery	$ 10,874	$ 14,396	$ 68,025	$ 63,141
Other	20	115	71	309
Total revenues	10,894	14,511	68,096	63,450

Operating costs and expenses
Medical professional and license fees	2,128	3,086	13,626	15,542
Direct costs of service	7,073	7,680	33,616	27,218
General and administrative expenses	1,995	2,324	8,727	9,394
Marketing and advertising	3,051	3,489	12,732	14,565
Depreciation and amortization	1,400	1,182	5,625	3,839
Restructuring provision	-	-	1,774	-

Operating (loss) income	(4,753)	(3,250)	(8,004)	(7,108)

Equity in earnings from unconsolidated businesses	64	25	372	49
Minority equity interest	(23)	4	(10)	(12)
Interest (expense)	(10)	(8)	(17)	(58)
Interest income	110	669	924	2,713
Other income	(42)	31	(51)	616
(Loss) income before taxes on income	(4,654)	(2,529)	(6,786)	(3,800)
Income tax (expense) benefit	19	970	(16,589)	1,434
Net (loss) income	(4,635)	(1,559)	(23,375)	(2,366)

(Loss) income per common share
Basic	$ (0.10)	$ (0.03)	$ (0.50)	$ (0.05)
Diluted	$ (0.10)	$ (0.03)	$ (0.50)	$ (0.05)

Weighted average shares used in computation
Basic	46,045	49,123	46,562	50,951
Diluted	46,045	49,123	46,562	50,951

LCA-Vision Inc.
Condensed Consolidated Balance Sheets
For the Twelve Months Ended December 31, 2001 and 2000
(Unaudited)
	At December 31,
	2001	2000
(Dollars in thousands, except per share amounts)
Assets
Current assets
Cash and cash equivalents	$ 16,609	$ 19,692
Short-term investments	-	8,626
Accounts receivable, net	517	1,417
Receivable from vendor	234	2,280
Deferred tax asset	-	521
Prepaid expenses, inventory and other	1,959	2,001

Total current assets	19,319	34,537

Property and equipment	36,411	31,860
Accumulated depreciation and amortization	(13,753)	(10,340)
Property and equipment, net	22,658	21,520
Goodwill, net	275	753
Deferred tax asset	-	16,085
Obligations due from shareholders and affiliates, net	-	190
Investment in unconsolidated businesses	290	295
Other assets, net	646	2,217

Total assets	$ 43,188 =========	$ 75,597 ==========
Liabilities and Shareholders' Investment
Current liabilities
Accounts payable	$ 2,645	$ 7,587
Accrued liabilities and other	2,270	2,709
Debt maturing in one year	26	178

Total current liabilities	4,941	10,474

Long-term debt	4	48
Commitments and contingencies
Minority equity interest	41	30

Shareholders' investment
Common stock ($0.01 par value; 52,248,554 and 51,112,404 shares and
46,045,525 and 47,393,508 shares issued and outstanding, respectively)	113	112
Contributed capital	91,019	90,858
Warrants	2,105	2,105
Notes receivable from shareholders	(1,488)	(1,013)
Common stock in treasury, at cost (6,203,029 and 4,718,896 shares)	(13,013)	(9,875)
Accumulated deficit	(40,512)	(17,137)
Foreign currency translation adjustment	(22)	(5)
Total shareholders' investment	38,202	65,045
Total liabilities and shareholders' investment	$ 43,188 =========	$ 75,597 ==========